Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into by and between WASHINGTON PRIME GROUP INC. (d/b/a WP Glimcher), an Indiana corporation (the “Company”), and MARK S. ORDAN (the “Executive”), effective as of March 27, 2015 (the “Effective Date”).

WHEREAS, the Company and the Executive are parties to an employment agreement, dated as of February 25, 2014, effective as of May 28, 2014, as amended September 16, 2014, effective as of January 15, 2015 (the “Employment Agreement”) (capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Terms of Employment — Annual LTIP Awards.  The fourth sentence of Section 2(b)(iv) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“The “Annual LTIP Award Cash Equivalent” shall be an amount, not greater than two times Annual Base Salary at target performance achievement, or three times Annual Base Salary at maximum performance achievement, in each case, determined based on the achievement of total shareholder return (“TSR”) goals established by the Committee in consultation with the Executive not later than the 90th day of the applicable fiscal year; provided that the TSR goals for the fiscal year ending December 31, 2014 are included in Exhibit A attached hereto.”

2.  Terms of Employment — Inducement LTIP Units.  Section 2(b)(v)(C) of the Employment Agreement is hereby deleted in its entirety.

3.  Termination of Employment — Good Reason; Voluntary Termination. Section 3(c) of the Employment Agreement is hereby amended by deleting the final sentence thereof and replacing it in its entirety with the following:

“Notwithstanding anything to the contrary in this Agreement, if the Executive’s employment terminates at the end of the Employment Period due to either the Executive or the Company giving notice of non-renewal in accordance with Section 1, such termination shall constitute a termination of the Executive’s employment for Good Reason hereunder and, subject to the Executive complying with the terms and conditions set forth therein, the Executive shall be entitled to the payments and benefits provided in Section 4(a),except that (a) the Executive shall not be entitled to the payment set forth in Section 4(a)(ii)(A) and (b) notwithstanding clause (A)(I) of Section 4(a)(ii)(C), the earned amount of the Executive’s Annual LTIP Award for the fiscal year ending December 31, 2017 shall be pro-rated based on the number of calendar days from January 1, 2017 through the Date of Termination over 365.”

4. Entire Agreement.  Except as otherwise provided herein, the Employment Agreement shall remain unaltered and of full force and effect.  The Executive and the Company acknowledge and agree that any provisions herein that are inconsistent with, or more favorable to the Executive than, the provisions contained in the Executive’s Series 2014 Inducement LTIP Unit Agreement dated as of June 25, 2014 (the “Equity Agreement”) supersede the applicable provisions in the Equity Agreement, and that the Equity Agreement shall otherwise remain unaltered and of full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to authorization from the Compensation Committee of its Board of Directors, the Company has caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written.

MARK S. ORDAN

/s/ Mark S. Ordan

WASHINGTON PRIME GROUP INC.
(d/b/a WP Glimcher)

By:	/s/ Robert P. Demchak
	Name:	Robert P. Demchak

	Title:	Secretary and General Counsel

[Signature Page — Mark Ordan Second Amendment to Employment Agreement]